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                              ARTICLES OF AMENDMENT
                                       OF
                                 FOOD LION, INC.


         The undersigned corporation hereby submits these Articles of Amendment for the purpose of amending its articles of incorporation:

         1. The name of the corporation is Food Lion, Inc.

         2. The following amendments to the articles of incorporation of the corporation were adopted by the shareholders of the corporation on the 7th day of September, 1999, in the manner prescribed by law.

         A. Article I of the articles of incorporation hereby is amended and restated in its entirety as follows:

                  "The name of this corporation is Delhaize America, Inc."

         B. Article IV of the articles of incorporation hereby is amended and restated in its entirety as follows:

                  "The purposes for which this corporation is organized shall be to engage in any lawful business."

         C. Article V of the articles of incorporation hereby is amended in the following respects:

                  (i) The two sentences of the first paragraph of Article V (including the table that appears below the first two sentences of the first paragraph of Article V) hereby are deleted and the following sentence substituted in their place:

                  "The number of shares which the corporation shall have authority to issue is (i) 1,500,000,000 shares of Class A common stock, par value $.50 per share ("Class A common stock"), (ii) 1,500,000,000 shares of Class B common stock, par value $.50 per share ("Class B common stock"), and
                  (iii) 500,000,000 shares of preferred stock, par value $.50 per share ("Preferred Stock")."

                  (ii) The penultimate paragraph of Article V entitled "RECLASSIFICATION" is hereby deleted and the following paragraph substituted in its place:

                              "REVERSE STOCK SPLIT

                  Simultaneously with the effective date (the "Effective Date") of the one-for-three reverse stock split approved by the shareholders of the




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                  corporation at a special meeting of the shareholders held on
                  September 7, 1999, (i) each share of Class A common stock issued and outstanding immediately prior to the Effective Date (the "Old Class A common stock") shall automatically and without any action on the part of the holder thereof be reclassified as and changed into one-third (1/3) of a share of Class A common stock (the "New Class A common stock"), subject to the treatment of fractional share interests as described below, and (ii) each share of Class B common stock issued and outstanding immediately prior to the Effective Date (the "Old Class B common stock") shall automatically and without any action on the part of the holder thereof be reclassified as and changed into one-third (1/3) of a share of Class B common stock (the "New Class B common stock"), subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Old Class A common stock or Old Class B common stock (the "Old Certificates," whether one or more) shall be entitled to receive upon surrender of such Old Certificates to the corporation's transfer agent for cancellation a certificate or certificates (the "New Certificates," whether one or more) representing the number of whole shares of the New Class A common stock or the New Class B common stock, as the case may be, into which and for which the shares of the Old Class A common stock or the Old Class B common stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. From and after the Effective Date, Old Certificates shall represent only the number of shares of New Class A common stock or New Class B common stock, as the case may be, into which and for which the shares of Old Class A common stock or Old Class B common stock formerly represented by such Old Certificates are reclassified under the terms hereof and the right to receive New Certificates (and, where applicable, cash in lieu of fractional shares, as provided below) pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in New Class A common stock or New Class B common stock shall be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a shareholder of the corporation. A holder of Old Certificates shall receive, in lieu of any fraction of a share of New Class A common stock or New Class B common stock to which the holder otherwise would be entitled, a cash payment therefor on the basis of the closing price of the Old Class A common stock or the Old Class B common stock, as the case may be, on the Nasdaq National Market
                  (the "NNM") or the New York Stock Exchange, Inc. (the
                  "NYSE") (whichever is applicable) on the business day immediately preceding the Effective Date (or in the event the common stock is not so traded on such day, such closing price on the next preceding day on which such stock was traded on the NNM or the NYSE). If more than one Old Certificate shall be surrendered at one time for the account of the same shareholder, the


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                  number of full shares of New Class A common stock or New
                  Class B common stock, as the case may be, for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the corporation's transfer agent determines that a holder of Old Certificates has not tendered all of his or her certificates for exchange, the transfer agent shall carry forward any fractional share until all certificates of that holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed the value of two shares of Old Class A common stock or Old Class B common stock, as the case may be."

                  (iii) The following paragraph is hereby added to Article V as the next to the last paragraph of Article V (as amended by these Articles of Amendment):

                  "The Board of Directors is expressly authorized to establish one or more classes of Preferred Stock or one or more series within a class of Preferred Stock by fixing and determining the preferences, limitations and relative rights (within the limits of Chapter 55 of the North Carolina Business Corporation Act), including dividend, liquidation, conversion, voting, redemption and other rights, preferences and limitations of the class or series of shares so established, as shall be stated and expressed in the resolution establishing such class or series and providing for the issuance thereof adopted by the Board of Directors pursuant to the authority to do so that is hereby expressly vested in it, including, without limiting the generality of the foregoing, the following:

                        (i) the designation of such class or series;

                        (ii) the dividend rate, if any, thereof, the conditions
                  and dates upon which such dividends shall be payable, the preference or relation of such dividends to dividends payable on any other class or classes of capital stock of the corporation or series within a class, and whether such dividends shall be cumulative or noncumulative;

                        (iii) whether the shares of such class or series shall
                  be subject to redemption by the corporation, and, if made subject to such redemption, the times, prices, rates, adjustments and other terms and conditions of such redemption;

                        (iv) the terms and amount of any sinking or similar fund
                  provided for the purchase or redemption of the shares of such class or series;

                        (v) providing that the shares of such class or series
                  may be convertible into or exchangeable for shares of capital stock or other securities of the corporation or of any other corporation and the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;


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                        (vi) the extent, if any, to which the holders of the
                  shares of such class or series shall be entitled to vote as a class, series or otherwise with respect to the election of directors or otherwise;

                        (vii) the restrictions and conditions, if any, upon the
                  issuance or reissuance of any additional Preferred Stock ranking on a parity with or prior to such shares as to dividends or upon dissolution;

                        (viii) the rights of the holders of the shares of such
                  class or series upon the dissolution of, or upon the distribution of assets of, the corporation, which rights may be different in the case of voluntary dissolution than in the case of involuntary dissolution; and

                        (ix) any other preferences, limitations or relative
                  rights of shares of such class or series consistent with this
                  Article V and applicable law."

         3. These Articles of Amendment shall become effective as of 12:01 a.m., Salisbury, North Carolina time, on September 9, 1999.


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         This the 8th day of September, 1999.


                                      FOOD LION, INC.


                                      By:  /s/ Bill McCanless
                                           ------------------------------------
                                           Bill McCanless, President



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